SIERRA SEMICONDUCTOR CORPORATION
                        CALCULATION OF EARNINGS PER SHARE
                  (In thousands, except for per share amounts)


                                                          Three Months Ending
                                                               March 31,
                                                       -------------------------
                                                           1996          1995
                                                           ----          ----

Income from continuing operations                      $  8,826      $  4,404
Loss from discontinued operations                            -           (304)
                                                       --------      --------
Net income                                                8,826         4,100

Adjustments to net income:
     Accretion of convertible, redeemable
     preferred stock                                         -             (1)
                                                       --------      --------
Adjusted income                                        $  8,826      $  4,099
                                                       ========      ========

Weighted average common shares outstanding               29,231        26,000

Common stock options                                      1,559         1,374

Shares used in calculation of net income per share       30,790        27,374

Income from continuing operations per share            $   0.29      $   0.16
Loss from discontiued operations per share             $     -       $  (0.01)
                                                       --------      --------
Net income per share                                   $   0.29      $   0.15
                                                       ========      ========


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SIERRA SEMICONDUCTOR CORPORATION
                                   (Registrant)


Date:                              /s/ James V. Diller
     ---------------------         ---------------------------------------------
                                   James V. Diller
                                   Chairman and Chief Executive Officer

Date:                              /s/ Glenn C. Jones
     ---------------------         ---------------------------------------------
                                   Glenn C. Jones
                                   Senior Vice President, Finance
                                   Chief Financial Officer (Principal Accounting
                                   Officer)


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